Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development
(914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Expects to Report First Quarter 2020 Diluted Earnings of $0.40 to $0.44 Per Share

Rye, New York, April 2, 2020 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) announced today that it expects to report first quarter 2020 diluted earnings in the range of $0.40 to $0.44 per share versus $0.70 per share for the first quarter of 2019.

Assets under management were $27.5 billion at March 31, 2020, as compared to $36.5 billion at December 31, 2019 and $37.3 billion at March 31, 2019.

GAMCO will be issuing further details on its financial results in early May.

About GAMCO Investors, Inc.

Since inception in 1977, GAMCO has been identified with its research driven approach to equity investing and Private Market Value (PMV) with a CatalystTM investment approach.

GAMCO provides investment advisory services through 24 open-end funds, 16 closed-end funds, a SICAV, and approximately 1,700 institutional and private wealth management accounts, principally in the U.S. The investments are generally in value, growth, non-market correlated, and convertible securities.

GAMCO conducts its investment advisory business principally through two subsidiaries, which are registered investment advisors: Gabelli Funds, LLC (open-end and closed-end funds) and GAMCO Asset Management Inc. (Institutional and Private Wealth Management).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties, and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties, and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments, or otherwise, except as may be required by law.